EXHIBIT 16


November 12, 1999

U.S. Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

RE: United Shipping & Technology, Inc.

Ladies and Gentlemen:

We have reviewed a copy of the Form 8-K being filed by United Shipping & Technology, Inc. that relates to our dismissal as the independent accountants for such Registrant and agree with the statements made therein by the Registrant in response to Item 304(a) of Regulation S-B.


Sincerely,

/s/ Lurie, Besikof, Lapidus & Co., LLP

    Lurie, Besikof, Lapidus & Co., LLP